Exhibit 99.1

Nanotech Industries International, Inc.
(A Development Stage Company)
Financial Statements
July 31, 2010

Nanotech Industries International, Inc. (A Development Stage Company) Table of Contents

Page

Report of Independent Registered Public Accounting Firm	1

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders' Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Nanotech Industries International, Inc.
(A Development Stage Company)
Daly City, California

We have audited the accompanying balance sheet of Nanotech Industries International, Inc. (a development stage company) (the “Company”) as of July 31, 2010, and the related statements of operations, stockholders’ equity and cash flows for the period from July 8, 2010 (inception) to July 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nanotech Industries International, Inc. as of July 31, 2010, and the results of its operations and cash flows for the period from July 8, 2010 (inception) through July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2011 raise substantial doubt about its ability to continue as a going concern. The 2010 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & ASSOCIATES LTD., LLP
Houston, Texas
August 26, 2010

Nanotech Industries International, Inc.
(A Development Stage Company)
Balance Sheet
July 31, 2010

ASSETS

Current assets
Cash	$25,000
Total current assets	25,000

Intangible asset, net	500,000

TOTAL ASSETS	$525,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Note payable – related party	$500,000
Total current liabilities	500,000
Total liabilities	500,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Common stock, $0.01 par value, 50,000,000 shares authorized, 33,810,035 shares issued and outstanding at July 31, 2010	338,100

Additional paid in capital	654,499

Deficit accumulated during development stage	(967,599)

Total stockholders’ equity	25,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$525,000

The accompanying notes are an integral part of these financial statements

Nanotech Industries International, Inc.
(A Development Stage Company)
Statement of Operations
For the period July 8, 2010 (Inception) through July 31, 2010

Revenues	$-

General and administrative expenses:

Stock compensation	338,100

Warrant expense	629,499

Total general and administrative expenses	967,599

Net loss	$967,599

Basic and diluted net loss per share	$(0.03)

Basic and diluted weighted average shares	33,810,035

The accompanying notes are an integral part of these financial statements

Nanotech Industries International, Inc.
(A Development Stage Company)
Statement Stockholders' Equity
For the period July 8, 2010 (Inception) through July 31, 2010

	Common stock
	Shares	Amount	Additional paid-in capital	Deficit Accumulated during the development stage	Total
		$	$	$	$

Common shares issued to founders at $0.01 on July 8, 2010	33,810,035	338,100	-	-	338,100

Fair value of warrants granted on July 8-14, 2010 at a value of $0.02 to $0.04 per warrant	-	-	629,499	-	629,499

Exercise of warrants for cash, 625,000 shares at $0.04 exercise price per share	-	-	25,000	-	25,000

Net loss	-	-	-	(967,599)	(967,599)

Balance, July 31, 2010	33,810,035	338,100	654,499	(967,599)	25,000

The accompanying notes are an integral part of these financial statements

Nanotech Industries International, Inc. (A Development Stage Company) Statement of Cash Flows For the period July 8, 2010 (Inception) through July 31, 2010

Cash flow from operating activities
Net loss	$(967,599)
Adjustments to reconcile net income to net cash provided by operation activities:
Fair value of warrants granted	629,499
Stock-based compensation to founders	338,100
Net cash provided by operating activities	-

Cash flows from financing activities
Proceeds from exercise of warrants	25,000
Net cash provided by financing activities	25,000

Net increase in cash	25,000

Cash at beginning of year	-
Cash at end of year	$25,000

Non-cash transactions
Acquisition of intangible asset through issuance of note payable	$500,000

The accompanying notes are an integral part of these financial statements

Nanotech Industries International Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2010

NOTE 1 – NATURE OF BUSINESS AND GOING CONCERN

Nanotech Industries International, Inc. (“the Company” or “Nanotech” or “NTI”) was established in July 2010 in the state of Nevada with the mission of creating a U.S. based corporate vehicle to carry out the global commercialization of market-ready “nano” and “green” technologies for environmentally safe, coatings, adhesives, sealants and elastomers. NTI's focus is primarily in the field of material sciences engineering, developed through or in affiliation with NTI’s Licensor Nanotech Industries Inc. a Delaware based company.

At July 31, 2010, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company.

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $967,599 since inception. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support The Company's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents – NTI maintains various cash balances in one financial institution located in Daly City, California. These balances are fully insured by the Federal Deposit Insurance Corporation, which insures up to $250,000. On occasion, balances may temporarily exceed such coverage. The company considers all highly liquid debt instruments, which could include commercial paper and certificates of deposits, with an original maturity of three months or less to be cash equivalents. Investments with maturities greater than three months and less than on year are classified as short term investments.

Revenue recognition – Revenue is recognized when persuasive evidence of an arrangement exists, goods are delivered, sales price is determinable, and collection is reasonably assured.

Accounts Receivable – Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions, and the financial stability of its customers.

Nanotech Industries International Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2010

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes. Deferred income taxes are provided for the estimated income tax effect of temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets are also provided for certain tax loss carryforwards and tax credit carryforwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be off-set by such valuation allowance. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the asset and liability basis differences reverse and/or when the tax loss carryforwards and tax credit carryforwards are utilized.

For the current period, there is no net operating loss carryforward, deferred tax asset or valuation, as the net loss consisted entirely of nondeductible stock-based compensation expense.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Fair Value – Generally accepted accounting principles define fair value, establish a framework for measuring fair value, and establish a fair value hierarchy that prioritizes the inputs to valuation techniques. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level	1	-	inputs are quoted prices in active markets for identical assets.
Level	2	-	inputs are inputs (other than quoted prices included within level 1) that are observable.
Level	3	-	are unobservable inputs and rely on management’s own assumptions about the assumptions that market participants would use.

Impairment of Long-Lived Assets – In accordance with Financial Standards Board Accounting Standards Codification (“FASB ASC”) 360, “Property, Plant and Equipment”, long-lived assets to be held and used are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of such asset may not be recoverable. The determination of recoverability of long-lived assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or net realizable value. No impairment was recognized during 2010.

The Company amortizes its intangible asset over an estimated three year life.

Nanotech Industries International Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2010

Development Stage – The Company complies with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 915 “Development Stage Entities” in its characterization of the Company as a development stage enterprise.

Stock Based Compensation - Stock based compensation expense is recorded in accordance with FASB ASC Topic 718, “Compensation – Stock compensation”, for stock and stock options awarded in return for services rendered. The expense is measured at the grant-date fair value of the award and recognized as compensation expense on a straight-line basis over the service period, which is the vesting period. The Company estimates forfeitures that it expects will occur and records expense based upon the number of awards expected to vest.

Recently Issued Accounting Pronouncements – The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 – INTANGIBLE ASSET, NET

On July 12, 2010, NTI entered into an agreement with Nanotech Industries Inc., an entity who’s CEO is our CEO and Director, for the rights to manufacture and distribute environmentally safe, coatings, adhesives, sealants and elastomers using Nanotech Industries Inc’s technology. As per the licensing agreement, NTI has a three year exclusivity for all of North America and has the option to obtain rights for the rest of the world on an exclusive perpetual basis, in exchange for the issuance of stock to equal 62.5% of the Company’s total shares.

As part of the licensing agreement, NTI agreed to pay Nanotech Industries Inc. a one -time licensing fee of $500,000 and a 5% royalty on sales. The licensing fee must be paid within twelve months of the date of the agreement. The licensing rights were valued by management at $500,000 based on an independent appraisal of the transaction. The capitalized license rights are being amortized over a three year life. The amount of amortization for the period ending July 31, 2010 was immaterial and was not recorded.

Intangibles consist of the following at July 31, 2010:

License	$500,000

Total Intangible asset	500,000
Less: accumulated amortization	-
Total intangible asset, net	$500,000

NOTE 4 - FAIR VALUE MEASUREMENT

The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of July 31, 2010:

Nanotech Industries International Inc. (A Development Stage Company) Notes to Financial Statements July 31, 2010

		Fair value meassurement

	Level I	Level II	Level III	Total
Intangible asset	-	-	$500,000	$500,000

The intangible asset was valued by an independent expert using industry and market data, along with financial projections from the Company’s management.

NOTE 5– EQUITY

On July 8, 2010 the Company issued 33,810,035 common shares to its founders with a par value of $0.01 and a total value for the aggregate issuance of $338,100. The authorized number of common shares is 50,000,000.

On July 8, 2010, the Company issued to a consultant, to the CEO, to directors and to shareholders of the Company 13,314,285 stock purchase warrants exercisable into common shares at $0.01 per share. These warrants may be exercised in whole or in part at any time and expire on July 8, 2015. As a result, the Company recorded an expense of $483,200 during the period ending July 31, 2010, based on the fair value of the warrants on the date of issuance. There are no registration rights or exercise price adjustments related to these warrants.

On July 14, 2010, the Company issued to a consultant 7,500,000 stock purchase warrants exercisable into common shares at $0.04 per share. These warrants may be exercised in whole or in part at any time and expire on March 14, 2011. As a result, the Company recorded an expense of $146,299 during the period ending July 31, 2010, based on the fair value of the warrants on the date of issuance.

The fair value of the July 8, 2010 warrants issued was determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	111%
Expected life	5 years
Risk-free interest rate	1.7%
Dividend yield	$ Nil

The fair value of the July 14, 2010 warrants issued was determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	169%
Expected life	8 months
Risk-free interest rate	0.3%
Dividend yield	$ Nil

Nanotech Industries International Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2010

A summary of the activity in the Company’s warrants during the period is presented below:

		Weighted
		Average
	Number of	Exercise
	Warrants	Price
Outstanding, as at July 8, 2010	-	$-
Transactions during the period:
Issued	20,814,285	$0.021
Exercised	(625,000)	(0.04)
Expired	-	-
Outstanding, end of period	20,189,285	$0.020

In July 2010, a warrant holder exercised 625,000 warrants, with the Company receiving $25,000 of cash proceeds. The shares have not yet been issued.

The following table provides additional information with respect to outstanding warrants at July 31, 2010:

		Number of	Exercise
Grant Date	Expiry Date	Warrants	Price
July 8, 2010	July 8, 2015	13,314,285	$0.01
July 14 2010	March 14, 2011	6,875,000	$0.04
		20,189,285

Management recognizes the number of outstanding shares if all of the warrants were exercised would exceed the presently authorized shares of 50,000,000. Management deems the process of increasing the number of authorized shares to be a perfunctory act.

NOTE 6 – SUBSEQUENT EVENTS

On August 10, 2010, the Company received $25,000 from a shareholder as a short-term loan. The loan is non-interest bearing, has no specific terms of repayment, and has no collateral.

On August 16, 2010 the Company entered into a securities purchase agreement with a third party for the subscription of senior secured convertible debentures for an amount of $400,000. The debentures have a maturity of 2 years with a coupon of 10% and convert into shares of common stock of the Company at a price of $0.075 per share. The notes are secured by all assets of the Company. The subscriber also received 5,333,360 series A warrants with a maturity of 1 year and an exercise price of $0.125 and 1,333,360 series B warrants with a maturity of 3 years and an exercise price of $0.15. The debentures and series A warrants carry registration rights whereby upon the consummation of the reverse merger with EPOD, the shares underlying the debentures and series A warrants will be registered in an S-1 filing as soon as is practicable.

On August 18, 2010, the Company entered into a Stock Purchase Agreement (the "SPA") with EPOD Solar Inc. ("EPOD"), whereby EPOD agreed to acquire all of the issued and outstanding shares of capital stock of the Company from NTI shareholders, in exchange for 3,381,003 common shares of EPOD. As part of the SPA, certain shareholders of EPOD will tender their common shares for cancellation. The aggregate number of EPOD shares that will be cancelled is 1,028,000. After the transaction, the former shareholders of the Company will own approximately 65% of the outstanding shares of EPOD